Exhibit 99.1

FOR IMMEDIATE RELEASE

Kilroy Announces Leadership Transition

Angela Aman Appointed Chief Executive Officer, Effective January 22, 2024

John Kilroy to Serve as an Advisor to the Company Through the End of 2024 to Ensure a Smooth Transition

LOS ANGELES, CA – December 14, 2023 – Kilroy Realty Corporation (NYSE: KRC, “Kilroy” or the “Company”) today announced that its Board of Directors (the “Board”) has appointed Angela M. Aman as Chief Executive Officer (CEO) and a member of the Board, effective January 22, 2024. Ms. Aman’s appointment follows a comprehensive and thorough search process by the Board, with the assistance of Korn Ferry, a global organizational consulting firm. Ms. Aman will succeed John B. Kilroy, Jr., who previously announced his planned retirement and will continue to serve as the Company’s CEO until January 21, 2024. In addition, Mr. Kilroy will serve as an advisor to the Company through the end of 2024 in order to ensure a smooth transition of responsibilities, and will remain Chair of the Board through his current term.

Ms. Aman is a seasoned real estate executive with more than 22 years of commercial real estate, financial and operational expertise. Ms. Aman currently serves as President, Chief Financial Officer and Treasurer of Brixmor Property Group, where she joined in 2016 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Brixmor, Ms. Aman served as Executive Vice President and Chief Financial Officer of Starwood Retail Partners from 2015 to 2016 and Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc. from 2011 to 2015. Earlier in her career, Ms. Aman held positions of increasing responsibility at RREEF and Deutsche Bank. Ms. Aman is a member of Nareit, ICSC, and the Urban Land Institute (ULI), and serves on the Board of Trustees of Equity Residential, where she serves as Chair of the Audit Committee. Ms. Aman received a B.S. in Economics from The Wharton School of The University of Pennsylvania.

“I am pleased to welcome Angela as the new CEO of Kilroy,” said Mr. Kilroy. “I am excited to continue to serve as Chair of the Board and as a special advisor to ensure a seamless transition for our stakeholders. I’m proud of the incredible team and portfolio that we have built and look forward to this next chapter of Kilroy’s history.”

“We are thrilled to welcome Angela to Kilroy,” said Dr. Edward Brennan, PhD, Lead Independent Director of the Company’s Board of Directors. “Over the course of her impressive two-decade long career, Angela has proven that she has the breadth of commercial real estate experience and financial and operational acumen to shepherd Kilroy’s next phase of growth. The Board is confident that Angela is the right executive to grow our leading position in the commercial real estate market and create long-term value for our shareholders.”

“I am honored to serve as the next CEO of Kilroy,” said Ms. Aman. “John and the leadership team have built a tremendous portfolio of high-quality assets over many years of prudent and thoughtful capital allocation. As a result, Kilroy is exceptionally well positioned for continued success and industry leadership in the years to come. I look forward to working alongside the incredibly talented Kilroy team, as we continue to identify new opportunities for growth while maintaining the Company’s commitment to innovation, wellness and sustainability, and financial discipline.”

Dr. Brennan added, “John is a true visionary in our industry and on behalf of the entire Board, I would like to thank him for his invaluable contributions to Kilroy during the past nearly 30 years as CEO.”

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of September 30, 2023, Kilroy’s stabilized portfolio totaled approximately 16.3 million square feet of primarily office and life science space that was 86.2% occupied and 87.5% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 92.7%. In addition, the company had two in-process life science redevelopment projects with total estimated redevelopment costs of $80.0 million, totaling approximately 100,000 square feet, and two in-process development projects with an estimated total investment of $1.6 billion, totaling approximately 1.6 million square feet of office and life science space. The in-process development and redevelopment office and life science space is 32% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility

Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the company and its sustainability initiatives have been recognized with numerous honors, including being listed on the Dow Jones Sustainability World Index, earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being named ENERGY STAR Partner of the Year and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The company’s portfolio was 70% LEED certified and 44% Fitwel certified, and 65% of eligible properties were ENERGY STAR certified as of September 30, 2023.

A significant part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the fourth year in a row, the company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than the employer’s office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Contacts

Investors

Eliott Trencher

EVP, Chief Financial Officer and Chief Investment Officer

(310) 481- 8587

or

Bill Hutcheson

SVP, Investor Relations

and Capital Markets

(415) 778-5678

Media

Ed Trissel / Kara Brickman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449